UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2012

VSB Bancorp, Inc.

(Exact Name of Registrant as specified in its charter)

New York	0-50237	11-3680128
(State or other jurisdiction of incorporation)	Commission File Number	IRS Employer Identification No.

4142 Hylan Boulevard, Staten Island, New York 10308

Address of principal (Zip/Postal Code) executive offices

Registrant's telephone number: 718-979-1100

n/a
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17 CFR 240.13e-4(c))

TABLE OF CONTENTS
ITEM 8.01	Other Events

Index of Exhibits

SIGNATURES

ITEM 8.01	Other Events

On June 12, 2012, the Company announced a $0.06 per share cash dividend to stockholders of record on June 22, 2012, payable on July 2, 2012. A copy of the press release announcing the dividend is attached as Exhibit 8.01 (a).

INDEX TO EXHIBITS

Exhibit No.	Description

8.01 (a)	Press release announcing dividend

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 13, 2012

VSB Bancorp, Inc.

By:	/s/ Jonathan B. Lipschitz
Jonathan B. Lipschitz
Vice President, Controller and
Principal Accounting Officer